Exhibit 99.1

News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

2Q25 Sales of $410 million, down 10% versus prior year
2Q25 Earnings Per Share of $1.15; Adjusted Earnings Per Share of $1.24
2Q25 Cash Flow from Operations of $21 million
$8 million of 45Q carbon capture tax credits claimed in 2Q25
Parsippany, N.J., August 1, 2025 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the second quarter ending June 30, 2025. Overall, the Company delivered resilient earnings with strong sequential improvement and executed key growth and enterprise initiatives to support long-term sustainable performance.
Second Quarter 2025 Summary
"Our resilient second quarter results reflect our collective organization's execution and the advantages of our business model and diverse product portfolio amid an evolving macro environment,” said Erin Kane, president and CEO of AdvanSix. “While we faced an earlier end to the spring domestic application season, earnings and cash flow improved sequentially from the first quarter driven by strong performance from our Plant Nutrients business. End market demand across the rest of our portfolio remains softer overall and we continue to navigate margin impact driven by higher raw material prices, namely natural gas and sulfur. We have a demonstrated track record of successfully performing through a multitude of environments and remain confident in our ability to deliver long-term value. We continue to progress on 45Q carbon capture tax credits with an additional $8 million claimed in 2Q25, and our healthy balance sheet continues to support in-flight growth and enterprise initiatives to sustainably improve through cycle performance."

Summary second quarter 2025 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	2Q 2025	2Q 2024	Variance
Sales	$410,022	$453,479	($43,457)
Net Income	31,371	38,927	(7,556)
Diluted Earnings Per Share	1.15	1.43	(0.28)
Adjusted Diluted Earnings Per Share (1)	1.24	1.55	(0.31)
Adjusted EBITDA (1)	55,675	78,141	(22,466)
Adjusted EBITDA Margin % (1)	13.6%	17.2%	(360) bps
Cash Flow from Operations	21,110	50,200	(29,090)
Capital Expenditures	28,265	33,495	(5,230)
Free Cash Flow (1)(2)	(7,155)	16,705	(23,860)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $410 million in the quarter decreased approximately 10% versus the prior year. Sales volume decreased approximately 8% primarily driven by softer demand in key nylon end markets including engineering plastics applications serving the auto sector. Raw material pass-through pricing was down 5% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by 3% driven by continued strength in Plant Nutrients reflecting favorable North American ammonium sulfate supply and demand conditions.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	2Q 2025		2Q 2024 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$79,503	20%	$103,217	23%
Caprolactam	66,424	16%	81,303	18%
Plant Nutrients	156,770	38%	147,339	32%
Chemical Intermediates	107,325	26%	121,620	27%
Total	$410,022	100%	$453,479	100%
(1) The Company transferred certain products between its Chemical Intermediates product line and its Plant Nutrients product line to align more closely with its current sales structure. Historical information has been reclassified to reflect these changes for all periods presented in the Consolidated Financial Statements. Total revenue amounts were not impacted for either period.

Adjusted EBITDA of $55.7 million in the quarter decreased $22.5 million versus the prior year primarily driven by a decline in Chemical Intermediates pricing, net of raw material costs, and lower Nylon Solutions sales volume.

Adjusted earnings per share of $1.24 decreased $0.31 versus the prior year driven primarily by the factors discussed above partially offset by approximately $8 million, or $0.29 per share, of 45Q carbon capture tax credits.

Cash flow from operations of $21.1 million in the quarter decreased $29.1 million versus the prior year primarily due to lower net income and the unwinding of prior year ammonium sulfate pre-buy cash advances. Capital expenditures of $28.3 million in the quarter decreased $5.2 million versus the prior year.

Outlook
•Anticipate higher ammonium sulfate pricing in 3Q25 year-over-year reflecting strong fall fill program; however, typical North American ammonium sulfate seasonality expected to drive 3Q25 sequential domestic pricing decline
•Acetone spread over refinery grade propylene costs anticipated to be lower year-over-year, but expected to remain near cycle averages
•Navigating an extended downturn in the nylon cycle - focused on controllable levers to optimize performance
•Expect Capital Expenditures of $135 to $145 million in 2025, reflecting the planned progression of our SUSTAIN growth program, and refined execution timing to address critical enterprise risk mitigation
•Continue to expect pre-tax income impact of plant turnarounds to be $25 to $30 million in 2025 versus approximately $58 million in 2024

"We are well-positioned as an American manufacturer of essential chemistries serving a diverse set of end market applications with alignment to domestic agriculture, manufacturing supply chains and energy markets. The current market backdrop is mixed overall with favorable underlying fundamentals in Plant Nutrients contrasted against an extended downturn in Nylon Solutions. While we anticipate typical North American ammonium sulfate seasonality, we are starting the third quarter with a strong fall fill program at higher pricing levels compared to the prior year. In Chemical Intermediates, acetone pricing over raw materials has moderated off 2024 multi-year highs but remains near cycle averages, as anticipated. In times of uncertainty, we're keenly focused on delivering on controllable levers. This includes taking a measured and disciplined approach to cost and cash management including tensioned prioritization of our base capital investments, and optimizing mix and production output for the most profitable parts of our business. We remain confident in the growth prospects for AdvanSix, and are committed to delivering long-term value to our shareholders,” concluded Kane.
Sustainability Report
The Company released its 2024 Sustainability Report. You can find the report and read more about all of the great work and initiatives across the organization at AdvanSix Sustainability. More recently, the Company was awarded a 2025 Gold rating for corporate social responsibility from EcoVadis, with our score placing us in the top three percent of all companies assessed.
Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on August 26, 2025 to stockholders of record as of the close of business on August 12, 2025.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2025 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on Aug 1 until 12 noon ET on Aug 8 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 4066943.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed legislation or regulatory, trade or other policies in or impacting the U.S., the conflict between Russia and Ukraine, the conflicts in Israel, Gaza and Iran, and related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$18,446	$19,564
Accounts and other receivables – net	159,702	145,673
Inventories – net	221,764	212,386
Taxes receivable	15,243	503
Other current assets	19,021	8,990
Total current assets	434,176	387,116
Property, plant and equipment – net	936,309	917,858
Operating lease right-of-use assets	136,888	153,438
Goodwill	56,192	56,192
Intangible assets	41,619	43,144
Other assets	41,218	37,172
Total assets	$1,646,402	$1,594,920

LIABILITIES
Current liabilities:
Accounts payable	$231,907	$228,761
Accrued liabilities	48,200	47,264
Income taxes payable	384	1,047
Operating lease liabilities – short-term	38,718	42,493
Deferred income and customer advances	1,858	37,538
Total current liabilities	321,067	357,103
Deferred income taxes	151,938	145,299
Operating lease liabilities – long-term	99,037	111,400
Line of credit – long-term	240,000	195,000
Other liabilities	10,628	11,468
Total liabilities	822,670	820,270

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,152,286 shares issued and 26,844,187 outstanding at June 30, 2025; 32,989,165 shares issued and 26,737,036 outstanding at December 31, 2024	332	330
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Treasury stock at par (6,308,099 shares at June 30, 2025; 6,252,129 shares at December 31, 2024)	(63)	(63)
Additional paid-in capital	140,097	136,872
Retained earnings	677,354	631,541
Accumulated other comprehensive income	6,012	5,970
Total stockholders' equity	823,732	774,650
Total liabilities and stockholders' equity	$1,646,402	$1,594,920

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales	$410,022	$453,479	$787,813	$790,308

Costs, expenses and other:
Costs of goods sold	351,308	372,111	675,628	705,975
Selling, general and administrative expenses	25,416	24,431	48,825	48,024
Interest expense, net	2,255	3,514	3,796	6,213
Other non-operating (income) expense, net	(607)	1,351	(1,015)	1,441
Total costs, expenses and other	378,372	401,407	727,234	761,653

Income before taxes	31,650	52,072	60,579	28,655
Income tax expense	279	13,145	5,864	7,124
Net income	$31,371	$38,927	$54,715	$21,531

Earnings per common share
Basic	$1.17	$1.45	$2.04	$0.80
Diluted	$1.15	$1.43	$2.01	$0.79

Weighted average common shares outstanding
Basic	26,896,037	26,839,429	26,867,252	26,859,044
Diluted	27,223,309	27,150,347	27,248,976	27,251,326

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$31,371	$38,927	$54,715	$21,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,461	19,162	38,639	38,264
(Gain) loss on disposal of assets	33	172	(177)	261
Deferred income taxes	2,592	(357)	6,646	751
Stock-based compensation	2,309	2,193	4,287	4,404
Amortization of deferred financing fees	154	154	309	309
Operational asset adjustments	—	1,200	—	1,200
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	19,658	(186)	(13,994)	(6,004)
Inventories	1,093	15,094	(9,378)	36,004
Taxes receivable	(15,188)	(171)	(14,740)	1,255
Accounts payable	(6,939)	(8,686)	12,423	(61,681)
Income taxes payable	(2,206)	72	(663)	(7,026)
Accrued liabilities	5,510	3,999	561	6,149
Deferred income and customer advances	(24,724)	(10,138)	(35,680)	(14,530)
Other assets and liabilities	(12,014)	(11,235)	(10,395)	(6,889)
Net cash provided by operating activities	21,110	50,200	32,553	13,998

Cash flows from investing activities:
Expenditures for property, plant and equipment	(28,265)	(33,495)	(62,327)	(68,883)
Other investing activities	(3,159)	(2,317)	(5,891)	(3,736)
Net cash used for investing activities	(31,424)	(35,812)	(68,218)	(72,619)

Cash flows from financing activities:
Borrowings from line of credit	113,000	73,000	231,500	257,500
Repayments of line of credit	(88,000)	(88,000)	(186,500)	(197,500)
Principal payments of finance leases	(244)	(263)	(491)	(502)
Dividend payments	(4,290)	(4,292)	(8,580)	(8,582)
Purchase of treasury stock	(51)	(3,362)	(1,537)	(10,385)
Issuance of common stock	1	1	155	427
Net cash provided by (used for) financing activities	20,416	(22,916)	34,547	40,958

Net change in cash and cash equivalents	10,102	(8,528)	(1,118)	(17,663)
Cash and cash equivalents at beginning of period	8,344	20,633	19,564	29,768
Cash and cash equivalents at the end of period	$18,446	$12,105	$18,446	$12,105

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$14,762	$14,932

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$21,110	$50,200	$32,553	$13,998
Expenditures for property, plant and equipment	(28,265)	(33,495)	(62,327)	(68,883)
Free cash flow (1)	$(7,155)	$16,705	$(29,774)	$(54,885)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$31,371	$38,927	$54,715	$21,531
Non-cash stock-based compensation	2,309	2,193	4,287	4,404
Non-recurring, unusual or extraordinary expense (2)	—	1,200	—	1,200
Non-cash amortization from acquisitions	531	532	1,063	1,064
Non-recurring M&A costs	—	—	—	—
Income tax benefit relating to reconciling items	(479)	(762)	(909)	(1,227)
Adjusted Net income (non-GAAP)	33,732	42,090	59,156	26,972
Interest expense, net	2,255	3,514	3,796	6,213
Income tax expense - Adjusted	758	13,907	6,773	8,351
Depreciation and amortization - Adjusted	18,930	18,630	37,576	37,200
Adjusted EBITDA (non-GAAP)	$55,675	$78,141	$107,301	$78,736

Sales	$410,022	$453,479	$787,813	$790,308

Adjusted EBITDA Margin (non-GAAP) (3)	13.6%	17.2%	13.6%	10.0%

(2) 2024 includes a pre-tax loss of approximately $1.2 million from the reduction of the Company's anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben Holding Group S.A. alliance during the third quarter of 2023

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$31,371	$38,927	$54,715	$21,531
Adjusted Net income (non-GAAP)	33,732	42,090	59,156	26,972

Weighted-average number of common shares outstanding - basic	26,896,037	26,839,429	26,867,252	26,859,044
Dilutive effect of equity awards and other stock-based holdings	327,272	310,918	381,724	392,282
Weighted-average number of common shares outstanding - diluted	27,223,309	27,150,347	27,248,976	27,251,326

EPS - Basic	$1.17	$1.45	$2.04	$0.80
EPS - Diluted	$1.15	$1.43	$2.01	$0.79
Adjusted EPS - Basic (non-GAAP)	$1.25	$1.57	$2.20	$1.00
Adjusted EPS - Diluted (non-GAAP)	$1.24	$1.55	$2.17	$0.99

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(5)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(6)	~$58	Ammonia
2025E	~$5	~$6	—	$14-$19	$25-$30	Sulfuric Acid

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(6) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.